Exhibit 99.1

Red Rock Resorts Announces First Quarter 2026 Results

LAS VEGAS, April 29, 2026 (PRNewswire)—Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the first quarter ended March 31, 2026.

First Quarter Results

Consolidated Operations

•	Net revenues were $507.3 million for the first quarter of 2026, an increase of 1.9%, or $9.4 million, from $497.9 million in the same period of 2025.

•	Net income was $82.7 million for the first quarter of 2026, a decrease of 3.8%, or $3.3 million, from $86.0 million in the same period of 2025.

•	Adjusted EBITDA(1) was $212.6 million for the first quarter of 2026, a decrease of 1.2%, or $2.5 million, from $215.1 million in the same period of 2025.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $499.5 million for the first quarter of 2026, an increase of 0.9%, or $4.5 million, from $495.0 million in the same period of 2025.

•	Adjusted EBITDA from Las Vegas operations was $232.4 million for the first quarter of 2026, a decrease of 1.5%, or $3.5 million, from $235.9 million in the same period of 2025.

Native American

•	Net revenues from Native American activities were $4.7 million for the first quarter of 2026, with Adjusted EBITDA of $2.9 million, representing activities related to management and development fees.

Balance Sheet Highlights

The Company’s cash and cash equivalents at March 31, 2026 were $134.0 million and total principal amount of debt outstanding at the end of the first quarter was $3.6 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.26 per Class A common share for the second quarter of 2026. The dividend will be payable on June 30, 2026 to all stockholders of record as of the close of business on June 15, 2026.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.26 per unit for a total distribution of approximately $28.8 million, approximately $16.9 million of which is expected to be distributed to the Company and approximately $11.9 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 1891420. A replay of the call will be available from today through May 6, 2026 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three months ended March 31, 2026 and 2025 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements and non-routine items), interest expense, net, change in fair value of derivative instruments and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (North Lamb, Aliante, Union Village and Tropicana). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”,

“pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

Investors:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

Media:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating revenues:
Casino	$340,522	$333,245
Food and beverage	90,323	89,272
Room	45,514	50,170
Native American management and development fees	4,737	—
Other	26,223	25,174

Net revenues	507,319	497,861

Operating costs and expenses:
Casino	91,230	89,413
Food and beverage	74,187	73,761
Room	15,604	15,989
Other	7,700	7,243
Selling, general and administrative	114,357	104,711
Depreciation and amortization	55,855	48,331
Write-downs and other, net	4,710	4,060

	363,643	343,508

Operating income	143,676	154,353
Earnings from joint ventures	707	712

Operating income and earnings from joint ventures	144,383	155,065

Other (expense) income:
Interest expense, net	(49,504)	(51,110)
Change in fair value of derivative instruments	966	(5,194)

Income before income tax	95,845	98,761
Provision for income tax	(13,125)	(12,811)

Net income	82,720	85,950
Less: net income attributable to noncontrolling interests	39,831	41,201

Net income attributable to Red Rock Resorts, Inc.	$42,889	$44,749

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.74	$0.76
Earnings per share of Class A common stock, diluted	$0.73	$0.75
Weighted-average common shares outstanding:
Basic	58,204	59,203
Diluted	59,369	103,393
Dividends declared per common share	$1.26	$0.25

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues
Las Vegas operations	$499,522	$494,953
Native American	4,737	—
Corporate and other	3,060	2,908

Net revenues	$507,319	$497,861

Net income	$82,720	$85,950
Adjustments
Depreciation and amortization	55,855	48,331
Share-based compensation	7,680	7,624
Write-downs and other, net	4,710	4,060
Interest expense, net	49,504	51,110
Change in fair value of derivative instruments	(966)	5,194
Provision for income tax	13,125	12,811

Adjusted EBITDA	$212,628	$215,080

Adjusted EBITDA
Las Vegas operations	$232,417	$235,900
Native American	2,923	—
Corporate and other	(22,712)	(20,820)

Adjusted EBITDA	$212,628	$215,080